Exhibit 10.1

June 27, 2024

InMed Pharmaceuticals Inc.

Suite 310 – 815 W. Hastings Street

Vancouver, British Columbia V6C 1B4

Attention: Eric A. Adams, President and Chief Executive Officer

Dear Mr. Adams:

Reference is made to the At The Market Offering Agreement, dated as of April 7, 2022 (the “ATM Agreement”), between InMed Pharmaceuticals Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1. The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2. The first sentence of Section 2(b)(vii) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“Unless otherwise agreed between the Company and the Manager, settlement for sales of the Shares will occur at 10:00 a.m. (New York City time) on the first (1st) Trading Day (or any such shorter settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time) following the date on which such sales are made (each, a “Settlement Date”).”

3. The last sentence of Section 3(h) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“The Company meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3 or, if applicable, as set forth in General Instruction I.B.6 of Form S-3 with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to such time that this representation is repeated or deemed to be made.”

4. Section 3(bb) of the ATM Agreement is hereby amended and restated in its entirety as follows:

“Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares from the Manager pursuant to this Agreement, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so as to reasonably ensure that it or its Subsidiaries will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.”

5. A new Section 3(rr) of the ATM Agreement is inserted and reads as follows:

“Compliance with Data Privacy Laws. (i) The Company and the Subsidiaries are, and at all times during the past three years were, in compliance in all material respects with all applicable data privacy and security laws and regulations, including, as applicable, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. (i) None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of this Agreement will not result in a breach of any Privacy Laws or Policies.  Neither the Company nor the Subsidiaries, (i) has, to the knowledge of the Company, received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action that directly arises from any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.”

6. A new sentence is inserted at the end of Section 8(c) of the ATM Agreement as follows:

“For purposes of clarity, upon the termination of this Agreement pursuant to any of the provisions of Section 8(a), 8(b) or 8(c) herein, the provisions of the second sentence of Section 13 of this Agreement shall remain in full force and effect notwithstanding such termination.”

7. A second sentence is inserted at the end of Section 13 of the ATM Agreement as follows:

“Notwithstanding anything herein to the contrary, the letter agreements, dated October 24, 2023 and June 13, 2024, by and between the Company and the Manager shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Manager in accordance with their terms, provided that, in the event of a conflict between the terms of the letter agreements, other than with respect to the letter agreement, dated June 13, 2024, and this Agreement, the terms of this Agreement shall prevail.”

8. The Company and Wainwright hereby agree that the date hereof shall be a Representation Date under the ATM Agreement and the Company shall file a Prospectus Supplement with the Commission on the date hereof and deliver the deliverables pursuant to Sections 4(k), 4(l) and 4(m) of the ATM Agreement on or about the date hereof.

9. In connection with the amendments to the ATM Agreement set forth herein and the transactions contemplated thereby, the Company shall reimburse the Manager for the fees and expenses of Manager’s counsel in an amount not to exceed $50,000, in the aggregate, which shall be paid on the date hereof.

10. Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way be changed, modified or superseded by the terms set forth herein.

11. This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[remainder of page intentionally left blank]

In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Compliance Officer

Accepted and Agreed:

InMed Pharmaceuticals Inc.

By:	/s/ Eric A. Adams
Name:	Eric A. Adams
Title:	President and Chief Executive Officer

[signature page to INM Amendment to atm agreement]

4